Exhibit 99.1

Talis Announces Fourth Quarter and Full Year 2022 Financial Results

REDWOOD CITY, Calif. – March 22, 2023 – Talis Biomedical Corporation (Nasdaq: TLIS), a diagnostic company dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care, today reported financial results for the fourth quarter and full year ended December 31, 2022.

In 2022, Talis renewed its focus on the women’s and sexual health markets, where there is strong demand for infectious disease testing at the point of care. During the past several months, the Company continued to execute on aligning resources and reduced its monthly cash burn to targeted levels, extending expected cash runway into 2025.

“Physicians in women’s and sexual health are eager to test patients at the point of care where treatment can be immediately prescribed or ruled out. We are confident Talis One is differentiated to lead in this untapped market and continue to leverage the strategic investments we have made to advance development of multiple test panels,” said Rob Kelley, chief executive officer of Talis. “We look forward to laying out our strategic plan with detail on 2023 milestones in the coming months.”

Fourth Quarter 2022 Financial Results

Revenue was $0.3 million for the fourth quarter of 2022, compared to $0.9 million for the same period in 2021. This includes $0.1 million of product revenue for the fourth quarter of 2022 from antigen testing sales and $0.2 million of grant revenue.

Operating expenses were $28.4 million in the fourth quarter of 2022, compared to $29.4 million for the same period in 2021. The decrease in operating expenses was primarily driven by implementation of cost reduction measures and the realization of benefits from its restructuring plan.

Net loss was $26.9 million for the fourth quarter of 2022, compared to $28.7 million for the same period in 2021.

Full Year 2022 Financial Results

Grant revenue was $1.2 million for the year ended December 31, 2022, as compared to $8.2 million for the year ended December 31, 2021. Grant revenue for both years was primarily from the RADx contract with the NIH that is now completed.

Total operating expenses were $120.0 million for the full year 2022, as compared to $200.0 million for the corresponding prior year period. The decrease of $80.0 million was primarily driven by declines in research and development expenses from manufacturing scale-up investments that were largely completed and pre-commercialized inventory, materials and related expenses.

Net loss was $113.0 million for the full year 2022, as compared to $192.0 million for the corresponding prior year period.

Cash and Liquidity

Cash used in operating activities for the fourth quarter was $13.6 million, as compared to $41.1 million in the fourth quarter of 2021. This decrease was primarily driven by declines in payments for manufacturing scale-up largely completed in 2021 as well as the company’s implementation of cost reduction measures and the realization of benefits from its restructuring plan. Cash used in operations for the twelve months ended December 31, 2022 was $100.1 million compared to $171.4 million in the prior year.

Unrestricted cash and cash equivalents on December 31, 2022, were $130.2 million.

For further detail and discussion of the company’s financial performance, please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2022.

About Talis Biomedical

Talis is dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care. The company plans to develop and commercialize innovative products on its sample-to-answer Talis One® system to enable accurate, low cost, and rapid molecular testing. For more information, visit talisbio.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “would,” “should,” “believe,” “expect,” “anticipate,” “could,” “estimate,” “continue,” “predict,” “potential,” “forecast,” “project,” “plan,” “intend” or similar expressions, or other words that convey uncertainty of future events or outcomes can be used to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our plans to advance our pipeline, including the plans to develop Talis One assays in the women’s and sexual health markets; the size and potential of our opportunity in the women’s and sexual health markets; our ability to capitalize on any competitive advantages; the potential to realize the benefits of our restructuring plans and cost reduction measures implemented in 2022; our ability to position Talis to provide durable value to our shareholders; our future revenue growth and profit margins; and our ability to lower our cash burn, extend operations and extend our cash runway. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: risks and uncertainties associated with development and regulatory approval, the impact to our business from global economic conditions, including the ongoing COVID-19 pandemic, and inflationary pressures and any related impact on our ability to develop our pipeline products, our ability to achieve or sustain profitability, our ability to launch and gain market acceptance for our pipeline products and to accurately forecast and meet customer demand, our ability to compete successfully, our ability to enhance our product offerings, development and manufacturing, capacity constraints or delays in production of our products, product defects or failures. These and other risks and uncertainties are described more fully in the “Risk Factors” section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Talis assumes no obligation to updates forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Contact

Media & Investors
Emily Faucette
efaucette@talisbio.com
415-595-9407

Talis Biomedical Corporation

Balance Sheets

(in thousands)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$ 130,191	$ 232,545
Accounts receivable, net	308	183
Prepaid expenses and other current assets	2,783	3,387
Total current assets	133,282	236,115
Property and equipment, net	3,312	10,528
Operating lease right-of-use-assets	30,920	12,907
Other long-term assets	1,776	6,278
Total assets	$ 169,290	$ 265,828
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 3,768	$ 5,122
Accrued compensation	4,212	6,369
Accrued liabilities	989	6,383
Operating lease liabilities, current portion	3,703	1,232
Total current liabilities	12,672	19,106
Operating lease liabilities, long-term portion	29,879	12,745
Total liabilities	42,551	31,851
Commitments and contingencies
Stockholders’ equity:
Series 1 convertible preferred stock	3	3
Common stock	3	3
Additional paid-in capital	604,687	598,913
Accumulated deficit	(477,954)	(364,942)
Total stockholders’ equity	126,739	233,977
Total liabilities and stockholders’ equity	$ 169,290	$ 265,828

Talis Biomedical Corporation

Statements of Operations and Comprehensive Loss

(in thousands)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Revenue
Grant revenue	$ 150	$ 858	$ 1,160	$ 8,193
Product revenue, net	107	—	3,652	—
Total revenue, net	$ 257	$ 858	$ 4,812	$ 8,193
Operating expenses:
Cost of product sold	2,332	—	8,391	—
Research and development	15,242	17,062	70,831	157,591
Selling, general and administrative	10,795	12,316	40,729	42,418
Total operating expenses	28,369	29,378	119,951	200,009
Loss from operations	(28,112)	(28,520)	(115,139)	(191,816)
Other income (expense), net	1,184	(134)	2,127	(220)
Net loss and comprehensive loss	$ (26,929)	$ (28,654)	$ (113,012)	$ (192,036)